SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON,  D.C.  20549
                                    FORM  8K
                                 CURRENT  REPORT
                     PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE
                        SECURITIES  EXCHANGE  ACT  OF  1934

                          DATE  OF  REPORT  June 14,  2005
                        (DATE  OF  EARLIEST  EVENT  REPORTED):
                                ----------------


                          NEW  MEDIUM  ENTERPRISES,  INC.
                            -----------------------


            (EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)


STATE  OR  OTHER  JURISDICTION  OF                  (I.R.S.  EMPLOYER
INCORPORATION  OF  ORGANIZATION)                    IDENTIFICATION  NO.)

      NEVADA                                11-3502174

       (ADDRESS,  INCLUDING  ZIP  CODE,  AND  TELEPHONE  NUMBER,  INCLUDING AREA
               CODE,  OF  REGISTRANT'S  PRINCIPAL  EXECUTIVE  OFFICES)
                          DATE  OF  REPORT  JUNE  14,   2005
                        DATE  OF  EARLIEST  EVENT  REPORTED):


                                   IRENE  KUAN
                                   TREASURER,
                                  1510  51  ST.
                                BROOKLYN  NY  11219
                                TEL:  718-435-5291
                                FAX:  718-972-6196



Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

RESIGNATION  OF  IRENE  KUAN:

On  June  14,  2005 Irene Kuan voluntarily resigned from her position as interim
Chairman  and  interim  CEO.  Irene  Kuan  will  remain the Company's Treasurer.

APPOINTMENT  OF  RUPERT  STOW  AS  CHAIRMAN,  AND  DIRECTOR

On June 14, 2005 the board of Directors appointed Mr. Rupert Stow as Chairman and Director of New Medium Enterprises, Inc. For the past five years, Mr. Rupert Stow has been a consultant in the fields of digital television and HDTV, specializing in production systems analysis, market penetration and ROI. In his 30-year career at CBS, he planned and monitored the introduction of Electronic Newsgathering, the Electronic Still Store, and a multi-cassette cartridge playback machine for news and commercials. For 20 years, he has been involved in HDTV program production, its economics, and the development of a single world standard for HDTV program production and international exchange. As Chair of the FCC's Advisory Committee on Advanced Television Services, Planning Subcommittee, Working Party on Economic Factors and Market Penetration, this work led directly to the completion of a North American Standard for the terrestrial transmission of programs in HDTV and other digital formats. During the space race, Stow developed an image dissector for the Lunar Orbiter; During the Cold War, the Luxicon camera tube for the USAF, and, during the World War, a bolometric camera tube for night time tank battles.

APPOINTMENT  OF  MAHESH  JAYANARAYAN,  AS  CEO  AND  DIRECTOR

On June 14, 2005, the Board of Directors appointed Mr. Mahesh Jayanarayan, as President and CEO of New Medium Enterprises, Inc. Mr. Jayanarayan, has served as a self employed Business and Technology consultant for the past ten years. During this time he has consulted and acted as an executive advisor to the board of a number of Private and Public companies. Within this scope, he has been involved in business creation and development, and strategic corporate management, tailored to a number of different markets. He has a keen understanding on how to effectively control the core business processes of a company whilst increasing their market share and profitability at an accelerated rate. His specializations are in Corporate Finance, Marketing, Planning and Corporate Rescue: due to his long experience of working with and within large investment banks and as a Business Consultant to many companies. His career has shown consistent proof in advising technology companies to understand, identify, and evaluate emerging technologies; allowing for clear judgment, essential timing and vital maturity in delivering a finished product to market.

APPOINTMENT  OF  RAHUL  DIDDI  AS  DIRECTOR

On June 14, 2005 Mr. Rahul Diddi was appointed as Director of New Medium Enterprises, Inc. Mr. Diddi has been self employed as a Financial Advisor on Russian, Ukrainian, Kazakh and Indian capital markets since 1990. His specialty sectors include beer, tires, metals, energos (utilities) and second tier oil and telecom stocks as well as high yield local currency sovereign and corporate debt of emerging market countries such as Ukraine, Russia, Romania, Bulgaria and Serbia. Rahul maintains active relationships with several Russia-oriented Institutional funds and strategic investors in these sectors and has worked in New York with Russian Investment Banks such as Sovlink, CentreInvest, and US NASD brokerage house H. Rivkin & Company (1998-2004). Mr. Diddi worked as a consultant on a US AID funded project (1994-95) advising the Republic of Moldova in the mass privatization of large enterprises. He also worked on several projects funded by The World Bank (Restructuring of a large Electric lamp manufacturer in Moldova; 1996) and The Asian Development Bank (Development of the wool industry in Kazakhstan; 1997). Rahul served as a financial advisor to joint ventures established in the Former Soviet Union (such as GPX Construction Group of Pennsylvania). He worked as a financial advisor at the Austrian Bank Creditanstalt Bankverein in New York (1990-1992) and advised clients such as Sheraton ITT, Transammonia Corp. and others on hotel and infrastructure (port) financings in Russia and Ukraine. Mr. Diddi was a graduate fellow at Western Michigan University (1984-85), where he earned a Masters degree in Business Administration (MBA) in Finance (1985). He holds a M.S. with distinction
(Mechanical Engineering) from The Russian Friendship University in Moscow, Russia (1983). Prior to that he attended Punjab University in India and was awarded a gold medal in mathematics. Rahul is fluent in Russian and served as the simultaneous interpreter for President Gorbachev at the Reagan-Gorbachev Summit in Washington DC (1987; C-SPAN TV).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




New  Medium  Enterprises,  Inc.
-------------------------------
(Registrant)


By:  /s/  Irene  Kuan
Treasurer
Date:  June  15,    2005